SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 28, 2000


                       The Langer Biomechanics Group, Inc.
             (Exact name of registrant as specified in its charter)




            New York              0-12991             11-2239561
  (State or other jurisdiction   (Commission         (IRS Employer
         of incorporation)       File Number)   Identification Number)



             450 Commack Road
             Deer Park, New York                   11729
 (Address of principal executive offices)        (Zip Code)



                                 (631) 667-1200
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 1.   Changes in Control of Registrant.

     (b) On December 28, 2000, The Langer Biomechanics Group, Inc. (the "Company") entered into a Tender Offer Agreement (the "Tender Offer Agreement") with OrthoStrategies, Inc. ("OSI") and OrthoStrategies Acquisition Corp. ("Purchaser"), a wholly-owned subsidiary of OSI. Reference is made to the Tender Offer Agreement for the complete details thereof, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Tender Offer Agreement provides, subject to satisfaction of certain conditions, for the commencement of a cash tender offer by Purchaser for up to 75% of the outstanding shares of common stock of the Company at $1.525 per share, with a minimum tender condition of 1,332,722 shares, corresponding to 51% of the outstanding shares. A Shareholders Agreement was entered into on that same date (the "Shareholders Agreement") pursuant to which certain shareholders, including all of the directors of the Company, the Chief Executive Officer of the Company and a non-affiliated significant shareholder, agreed to tender all of their shares in the tender offer; such persons hold an aggregate of 1,355,606 shares of common stock of the Company, representing 51.9% of the outstanding shares. Reference is made to the Shareholders Agreement for the complete details thereof, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference. Pursuant to the Tender Offer Agreement, upon consummation of the tender offer, Andrew H. Meyers, the President and principal stockholder of OSI, will become Chief Executive Officer and President of the Company. In addition, upon completion of the proposed tender offer, all of the current directors of the Company have agreed to resign from the Board of Directors and Andrew H. Meyers and, at Purchaser's option, four additional persons designated by Purchaser will be appointed to the Board of Directors of the Company. Such agreements to resign are set forth in a letter agreement, dated December 28, 2000 (the "Resignation Agreement"), a copy of which is attached hereto as Exhibit 10.3 and which is incorporated herein by reference. To enable OSI to fund the growth of the Company, the Company will grant to OSI, effective as of the closing of the tender offer, a 180-day option to purchase up to 1,400,000 shares of common stock of the Company, with an initial exercise price of $1.525 per share, increasing to $1.60 per share prior to expiration. The closing of the tender offer is subject to certain conditions specified in the Tender Offer Agreement.

Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits.

      (c)  Exhibits

           10.1   The Tender Offer Agreement.

           10.2   The Shareholders Agreement.

           10.3   The Resignation Agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 4, 2001

                                        The Langer Biomechanics Group, Inc.



                                    By:      /s/ Thomas G. Archbold
                                        ----------------------------------
                                        Name:   Thomas G. Archbold
                                        Title:  Chief Financial Officer